LCI INDUSTRIES LCI Industries Investor Presentation August 2019 1

LCI INDUSTRIES Forward-Looking Statements This presentation contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock, the impact of legal proceedings, and other matters. Statements in this presentation that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties. Forward-looking statements, including, without limitation, those relating to the Company's future business prospects, net sales, expenses and income (loss), cash flow, financial condition, and addressable market, whenever they occur in this presentation are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this presentation, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the Securities and Exchange Commission. Readers of this presentation are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. This presentation includes certain non-GAAP financial measures, such as adjusted Diluted Earnings Per Share and net debt to EBITDA leverage. These non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are included in the Appendix to this presentation. This presentation also includes certain forward-looking non-GAAP financial measures, such as forward-looking targets for net debt to EBITDA leverage. The Company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because the Company is unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results. 2

LCI INDUSTRIES LCI at a Glance A leading supplier of premium engineered FISCAL YEAR 2018 components to the OEMs of recreational vehicles, KEY METRICS buses, trailers, trucks, boats, trains, and manufactured housing and their related aftermarkets. $2.5B $5.83 IN ANNUAL SALES EPS 8% $5.86 OPERATING MARGIN ADJUSTED EPS* 3 * See the Appendix to this presentation for reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

LCI INDUSTRIES Investment Case Leading market share with unmatched depth and breadth of products Strong track record of financial performance Deep culture rooted in innovation, technology, and operational excellence Compelling industry tailwinds, including high-margin growing aftermarket, robust millennial demand, and recent trends in adventure camping Proven strategy to support global expansion and diversification Expansion opportunities leveraging core strengths in attractive adjacent industries Market leader with consistent growth outperformance in both core and adjacent businesses Extensive track record of accretive M&A Strong balance sheet and balanced capital deployment strategy Leadership team of 27 senior leaders with over 350 years aggregate experience at LCI 4

LCI INDUSTRIES Dividend Adjusted Share Price and Russell 2000 Index*, Jan 2000 - April 2019, Indexed to Jan 2000 5 * Adjusted for both dividends and splits **Peer Group Average includes Patrick, Brunswick, Spartan, Thor, Winnebago, TriMas, and Cavco Source: CapIQ

LCI INDUSTRIES Applicable across a number With 7 core of customer segments competencies LCI serves 3 critical Recreational Metal Fabrication Vehicle customer needs & Welding High Variation / Small batch Marine Short Runs at manufacturing with Lamination Transit & School Scale the benefits of scale Scaled Glass Fabrication Bus Specialized / Products require some Equestrian & High-Variation Engineered level of design / Cut & Sew Cargo Trailers Components engineering Production Power & Motion Heavy Trucking Systems Non-commoditized Mid-Spec Housing and products that meet Electronics & Requirements Building Products mid-spec tolerances Appliances Other (e.g. Rail and Plastics Forming Industrials) OEMs Aftermarket 6

LCI INDUSTRIES Vision and Values To be a leading supplier for components parts manufacturing in the segments in which we compete • Our passion to win, coupled with a robust growth strategy, drive us to LCI Leadership be a leader in every market we enter • We believe our industry-leading innovation, the quality of our products, and best cost production will drive sales and profitability • We strive to leverage the manufacturing skill-sets and capabilities of our strong and tenured leadership teams, combined with our extensive purchasing expertise, technologies and processes, geographic coverage, and wide-reaching customer base to rapidly grow sales in our targeted channels • We believe our strong cash flows and extensive acquisition knowledge enable us to strategically target companies to drive growth and From left to right: Andrew Namenye - Chief Legal Officer, Jamie Schnur - Chief Administrative Officer, Nick Fletcher - Chief People Officer, Jason Lippert - Chief Executive Officer, Brian Hall - Chief innovation in addition to overall strategic business diversification Financial Officer, Ryan Smith - Senior Vice President of Operations, Andy Murray - Chief Sales Officer 7

LCI INDUSTRIES Breadth and Depth of Product Offerings Product Lines Industries • Towable RV Chassis • Steps • RV OEM • Heavy Truck • Furniture • Leveling Systems • RV Aftermarket • Manufactured Homes • Windows and Windshields • Suspension • Marine • Modular Housing • Entry and Baggage Doors Enhancements • Bus • Cargo • Mattresses • Showers and Sinks • Fleet • Train • Slide-Out Mechanisms • Electronics • Awnings • Audio Visual Electronics • Axles LCI holds 85%+ market share of core RV products 8

LCI INDUSTRIES 20% CAGR 20% CAGR Financial Performance Balanced Capital Allocation ($M) • 2018 Net Sales of $2.5B – highest in company history and up 15% from 2017 23% CAGR • Net sales from M&A completed in 2018 totaled $231 million 9 * See the Appendix to this presentation for reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

LCI INDUSTRIES Culture of Innovation and Technology • Invested over $16 million in 2018 development, engineering, and product testing • 107 team members across 19 locations dedicated to research and development • Patent protected technology; over 200 active patents • Driving product development collaboratively with our customers • Integral part of our customers' R&D teams 10

LCI INDUSTRIES Expanding Our Growth Potential(1) 11 a. Amounts (in millions) represent Management’s estimate of the size of the addressable (1) Amounts in millions. "Opportunity"market, amounexcludingts representhe tCompany’ Managemens currentt's estinetmatesales of theto those size ofmarkets. the addressable market based on current products, excluding the Company's current net sales to those markets.

LCI INDUSTRIES Growing End Markets to Reduce Cyclicality Goal is to grow adjacent, aftermarket, and international to be approximately 12 60% of sales by 2022 to reduce impacts of cyclical North American RV industry

LCI INDUSTRIES Positioned to Capitalize on Industry Tailwinds Outdoor recreation industry North American Outdoor$734 Recreat billionion Industry $734 billion • Millennials continue to fuel growth, making up 31% of the total U.S. population and 37% of all campers • 49% of KOA's polling population intend to increase frequency at which they camp • Vibrant secondary RV market - approximately two-thirds of the over nine million RV owners purchased their RV previously owned • Outdoor Recreation Industry - 22% of GDP, representing a larger industry than agriculture, mining, and utilities 1313 Statistics provided by Kampgrounds of America (“KOA”) in 2019. * Adjacent Markets include marine, bus, rail, freight/fleet, modular housing, and college/hospitality.

LCI INDUSTRIES Industry Trends 14 Retail provided by Statistical Surveys, Wholesale/RV provided by RVIA, Marine provided by Statistical Surveys, Trucks provided by Bureau of Economic Analysis U.S. Department of Commerce, and Consumer Confidence provided by The Conference Board Inc.

LCI INDUSTRIES High-Margin, Growing Aftermarket Segment • LCI sells over $1.5 billion in RV OEM components annually • Strong service department established on the supply side • Dealers rely on us as a key technical resource to provide a higher level of satisfaction to customers • Used RV market is estimated to be double the size of the new RV market each year • Higher margins in the Aftermarket Segment 15

LCI INDUSTRIES Global Expansion Opportunity • Europe is second to U.S. in RV unit production (approx. 210,000 units) • Acquired Project 2000 in 2016 - European footprint expanding bed-lifts and steps • Acquired Sessa Klein in 2017 - Train windows • Acquired Metallarte in 2017 - Entry and compartment doors for the caravan market • Acquired global businesses of Taylor Made in 2018 - Entry into European marine and industrial markets • Acquired ST.LA. in 2018 - Expanding bed-lifts and added tanks • Acquired Lavet in 2019 - Expanding European presence • Acquired Lewmar in 2019 - Provides core marine products to build upon in Europe 16

LCI INDUSTRIES 17 17

LCI INDUSTRIES

Track Record

- Over 50 acquisitions in the last 20 years
  - Majority of last 20 acquisitions focused outside of North American RV industry
- Look for:
  - Great leadership
  - Product innovation
  - Consistency with our core manufacturing disciplines
  - Niche markets
  - Favorable competitive landscape
- Typical synergies to improve EBITDA turns 2x
  - Purchasing power
  - Cross-selling opportunities
  - Capital infusion to drive growth

Acqusitions and New Product Offerings			Starting Revenue	2018 Revenue
Company Acquisitions				
Q2 2006	HappiJac	New product offering and bed lift systems for existing RV customers	$15m	$36m
Q3 2008	Seat Tech	RV Furniture and mattresses business acquired and expanded into existing customers	$40m	$244m
Q3 2011	StarQuest	New product offering of windows for a new customer (truck cap and transit buses)	$22m	$31m
Q1 2014	IDS	Electronics and controls offering for RV and other new customer segments	$19m	$48m
Q1 2018	Taylor Made	Boat windshields and industrial glass offering	$150m	$175m
Patent Acquisitions				
Q1 2010	Leveling	Leveraged towable leveling systems patent technology to sell products to existing customers	$1m	$93m
Q1 2010	Schwintek	Leveraged tech to create innovative slide-out mechanisms and sell to existing customers	$5m	$60m
New Product Offering (Organic)				
	Axles	RV axle offering re-engineered for the cargo trailer market	$0m	$149m

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LCI INDUSTRIES L C I I N D U S T R I E S Financial Overview 19

LCI INDUSTRIES Financial Performance (in thousands) Consolidated Net Sales by Market (14%) Flat +12% +21% 20 RV OEM ADJACENT OEM AFTERMARKET INTERNATIONAL SEGMENT MARKETS

LCI INDUSTRIES Consolidated Financials ($ in millions except per share data) 2014 2015 2016 2017 2018 Q119 Q219 Net Sales $ 1,191 $ 1,403 $ 1,679 $ 2,148 $ 2,476 $ 592 $ 629 • Four-year sales CAGR of 20% Operating Profit 96 116 201 214 199 48 66 • Operating Profit more than % of sales 8.1% 8.3% 12.0% 10.0% 8.0% 8.1% 10.4 % doubled since 2014 • Strong EPS and cash returned Net Income 62 74 130 133 149 34 48 to shareholders Diluted EPS 2.56 3.02 5.20 5.24 5.83 1.38 1.89 Cash Dividends 2.00 2.00 1.40 2.05 2.35 0.60 0.65 (per share) 21

LCI INDUSTRIES Furrion Transition The Company announced on August 23, 2019 that, effective January 1, 2020, Furrion will take over the sale and distribution of Furrion products previously handled by LCI. Additional information as follows: • Current Furrion product margins are dilutive to the Company as a whole • Exit is expected to generate approximately $60 million in working capital reductions • For the last twelve months ended June 30, 2019, Furrion product sales represented approximately $125 million, or 5% of total net sales ◦ 80% attributable to LCI's OEM Segment, with the remaining within the Aftermarket Segment 22

LCI INDUSTRIES OEM Segment Q219 Key Drivers $ in millions 2014 2015 2016 2017 2018 YTD • Steady growth in RV Wholesale shipments with Sales $ 1,127 $ 1,300 $ 1,548 $ 1,977 $ 2,243 $ 1,085 recent temporary correction of dealer inventories Operating 89 105 181 190 167 93 Profit • Adjacent Industries now account for 30% of OEM % of Sales 7.9% 8.1% 11.7% 9.6% 7.4% 8.6 % segment sales and is growing at a 30% CAGR • Higher material costs coupled with investments in manufacturing capacity reduced 2018 operating income 2019 Priorities • Diversify further into Adjacent Industries: marine, fleet, train, bus, and heavy truck • Growth through bolt-on acquisitions 23

LCI INDUSTRIES Increasing OEM Content Per Vehicle New Towable RV • Approximately 61% of OEM Segment net sales are for Travel Trailer and Fifth-Wheel OEMs • 100% market share in existing products would yield an estimated $7,400 per Towable RV, 47% penetration New Motorhome RV • Approximately 8% of OEM Segment net sales are for Motorhome OEM's • 100% market share in existing products would yield an estimated $6,000 per Motorhome RV, 41% penetration At industry production levels for the period ended September 2018, each $100 increase in 24 content adds approximately $43 million in sales for LCII.

LCI INDUSTRIES Aftermarket Segment Q219 Key Drivers $ in millions 2014 2015 2016 2017 2018 YTD • Robust Aftermarket is estimated to be double the Sales $ 64 $ 103 $ 131 $ 171 $ 233 $ 136 size of the new RV market each year with higher Operating Profit 9 15 20 24 31 20 margins % of Sales 14.1% 14.6% 15.3% 14.0% 13.3% 14.7% • Targeting high-growth European RV Market for M&A activity; successfully completed four recent bolt-on acquisitions 2019 Priorities • Position LCI as the premier aftermarket supplier and expand supplier/dealer relationships • Growth through bolt-on acquisitions 25

LCI INDUSTRIES Balance Sheet Supports Growth $ in millions 2014 2015 2016 2017 2018 Q219 Cash & Equivalents $ — $ 12 $ 86 $ 26 $ 15 $ 15 Accounts Receivable 38 42 57 82 122 143 Inventory 132 171 189 275 341 301 Other Assets 374 398 455 563 766 871 Total Assets 544 623 787 946 1,244 1,330 Accounts Payable 50 30 51 79 78 89 Total Debt 16 50 50 50 294 245 Other Liabilities 83 104 136 164 166 243 Total Liabilities 149 184 237 293 538 577 Total Equity 395 439 550 653 706 753 26

LCI INDUSTRIES Capital Deployment Strategy Historical Use of Cash Cash Priorities Future Use of Cash Disciplined Reinvestment to Drive Growth Repurchases Acquisitions that Align to Strategy and Financial Targets Dividends - 30% Dividends Return Capital to Shareholders Acquisitions Acquisitions - 40% Attractive Dividend Yield Opportunistic Share Repurchases Capex Capex - 30% Target Net Debt / EBITDA Leverage of 1.0x to 1.5x 27

LCI INDUSTRIES $600 million credit facility with $191 million drawn at 06/30/19 primarily to fund M&A activity 28 *See the Appendix to this presentation for reconciliation of non-GAAP financial measures to the most directly compareable GAAP financial measures.

LCI INDUSTRIES L C I I N D U S T R I E S Appendix 2928

LCI INDUSTRIES Reconciliation of Non-GAAP Measures Adjusted Net Income and Adjusted Diluted Earnings per Share Income before Provision for Diluted earnings $ in millions, except per share amounts income taxes income taxes Net income Effective tax rate per share Year ended December 31, 2018 As reported GAAP $ 192.4 $ 43.8 $ 148.6 23% $ 5.83 Impact of TCJA(1) — (0.6) 0.6 (1)% 0.03 Adjusted non-GAAP $ 192.4 $ 43.2 $ 149.2 22% $ 5.86 Year ended December 31, 2017 As reported GAAP $ 212.84 $ 79.96 $ 132.88 38% $ 5.24 Impact of TCJA(1) — (13.2) 13.2 (7)% 0.52 Adjusted non-GAAP $ 212.8 $ 66.8 $ 146.1 31% $ 5.76 (1) The Company recorded one-time non-cash charges related to adjustments to deferred tax amounts from the December 2017 enactment of the Tax Cuts and Jobs Act (“TCJA”). In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides non-GAAP measures that adjust for the impact of enactment of the TCJA. These items represent significant charges that impacted the Company’s financial results. Net income, diluted earnings per share, and the effective tax rate are all measures for which the Company provides the reported GAAP measure and an adjusted measure. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. The Company 30 considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes that discussion of results adjusted for these items is meaningful to investors as it provides a useful analysis of underlying operating trends. The determination of these items may not be comparable to similarly titled measures used by other companies.

LCI INDUSTRIES

Reconciliation of Non-GAAP Measures

Leverage Ratio (Net Debt to EBITDA)

$ in millions	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	LTM Q219
Long-term indebtedness	$ 24.8	$ 59.3	$ 62.1	$ 46.0	$ 18.4	$ 2.9	$ —	$ —	$ —	$ —	$ —	$ 15.7	$ 50.0	$ 49.9	$ 49.9	$ 293.5	$ 245.3
Current portion of long-term debt*	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0.6	0.6
Total Debt	24.8	59.3	62.1	46.0	18.4	2.9	—	—	—	—	—	15.7	50.0	49.9	49.9	294.1	245.9
Less: Cash and cash equivalents	(8.8)	(2.4)	(5.1)	(6.8)	(56.2)	(8.7)	(52.4)	(38.9)	(6.6)	(9.9)	(66.3)	(4.0)	(12.3)	(86.2)	(26.0)	(14.9)	(15.1)
Net Debt	16.0	56.9	57.0	39.2	(37.8)	(5.8)	(52.4)	(38.9)	(6.6)	(9.9)	(66.3)	11.7	37.7	(36.2)	23.9	279.2	230.8
Net income (loss), as reported GAAP	19.4	25.1	33.6	31.0	39.8	11.7	(24.1)	28.0	30.1	37.3	50.1	62.3	74.3	129.7	132.9	148.6	135.9
Add back:																	
Interest expense (net)	3.0	3.1	3.7	4.6	2.6	0.9	0.8	0.2	0.3	0.3	0.4	0.4	1.9	1.7	1.4	6.4	8.3
Income taxes	11.9	15.7	20.5	19.7	23.6	7.3	(12.3)	17.2	18.2	20.5	27.8	32.8	40.0	69.5	80.0	43.8	44.1
Depreciation and amortization	7.9	9.3	11.9	15.7	17.6	17.1	18.5	17.1	20.5	25.7	27.5	32.6	41.6	46.2	54.7	67.5	72.2
EBITDA	$ 42.2	$ 53.3	$ 69.7	$ 71.0	$ 83.5	$ 37.0	$ (17.1)	$ 62.5	$ 69.0	$ 83.8	$ 105.8	$ 128.1	$ 157.9	$ 247.0	$ 269.0	$ 266.3	$ 260.5
Net Debt to EBITDA ratio	0.38	1.07	0.82	0.55	(0.45)	(0.16)	3.06	(0.62)	(0.10)	(0.12)	(0.63)	0.09	0.24	(0.15)	0.09	1.05	0.89
Total Debt to Net Income ratio	1.28	2.36	1.85	1.48	0.46	0.24	—	—	—	—	—	0.25	0.67	0.39	0.38	1.98	1.81

* Current portion of long-term debt included in "Accrued expenses and other current liabilities" in the consolidated balance sheets.

The Leverage Ratio (or Net Debt to EBITDA ratio) is a non-GAAP measure of the use of debt. The Leverage Ratio is calculated by dividing the total of long-term indebtedness, plus current portion of long-term debt, less cash and cash equivalents, by EBITDA. EBITDA, which is also a non-GAAP financial measure, is defined as the trailing twelve months earnings before interest, taxes, depreciation, and amortization.

The Company uses the Leverage Ratio (or Net Debt to EBITDA ratio) as a metric to assess liquidity and the flexibility of its balance sheet. Consistent with other liquidity metrics, the Company monitors the Leverage Ratio as a measure to determine the appropriate level of debt the Company believes is optimal to operate its business, and accordingly, to quantify debt capacity available for strategic capital allocation and deployment through investments in the business (capital expenditures, acquisitions, and strategic investments) and for returning capital to the shareholders (dividends and share repurchases). The priorities for capital allocation and deployment will change as circumstances dictate for the business, and the Leverage Ratio can be significantly impacted by the amount and timing of large expenditures requiring debt financing, as well as changes in profitability.

The Leverage Ratio is a non-GAAP measure and should not be considered an alternative to cash flows provided by operating activities as a measure of liquidity. The Company's calculation of the Leverage Ratio may differ from similar calculations used by other companies, and therefore, comparability may be limited. The GAAP measure of Total Debt to Net Income ratio is calculated by dividing total debt by net income.

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